EXHIBIT 10.12

COMPUTER TOWERS

LEASE AGREEMENT

This Amendment to the COMPUTER TOWERS LEASE AGREEMENT (the “Lease”) dated the first day of November, 2020 between the Sunray Trust, (“Lessor”), and Gofba, Inc., a California corporation (“Lessee”) is hereby made effective as of this date.

WITNESSETH:

Lessor and Lessee hereby agree as follows to amend Section 1.1. of the Lease.

1.Lease of Computer Towers; Delivery; Term.

1.1.Lessor hereby leases Computer Towers (the “Towers”) to Lessee from the date of this Agreement to and including October 30, 2025. Lessee shall pay the current monthly fee in advance on the first day of each calendar month during the term of this Lease. In the event that Lessee requires additional Towers, the monthly lease amount of each additional Tower shall be $7,293.The number of additional Towers required and the costs associated therewith shall be listed on an amendment to this Lease which shall be prepared annually on January 1 or other date as required in the advent Lessee requires additional towers.

All other terms in the Lease remain in full force and effect.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date first written above.

SUNRAY TRUST

________________________________________

By: Anna Chin

Its: Trustee

GOFBA, INC.

_______________________________________

By: Bill DeLisi

Its: Secretary